Exhibit 99.1

DIVIO, INC.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors

To the Board of Directors and Shareholders of
Divio, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of Divio, Inc. and its subsidiaries at September 30, 2001 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 15, 2002, except for Note 11,
  which is as of August 15, 2003

Divio, Inc.

Consolidated Balance Sheets

	September 30,

	2001	2002

Assets
Current assets:
Cash and cash equivalents	$5,641,000	$2,028,000
Accounts receivable, net of $17,000 and $29,000 allowance for doubtful accounts	1,207,000	517,000
Inventory	1,752,000	987,000
Prepaid and other current assets	334,000	386,000

Total current assets	8,934,000	3,918,000
Property and equipment, net	814,000	1,037,000
Other assets	88,000	94,000

Total assets	$9,836,000	$5,049,000

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable	$360,000	$748,000
Accrued expenses and other liabilities	285,000	766,000

Total current liabilities	645,000	1,514,000

Commitments (Note 8)
Convertible preferred stock; no par value; 13,900,317 and 16,150,317 shares authorized; 13,900,317 and 14,401,317 shares issued and outstanding	31,125,000	33,337,000

Shareholders’ deficit:
Common stock, no par value, 27,250,000 shares authorized; 2,609,000 and 2,624,000 shares issued and outstanding	4,173,000	4,730,000
Deferred stock-based compensation	(1,857,000)	(1,412,000)
Accumulated deficit	(24,250,000)	(33,120,000)

Total shareholders’ deficit	(21,934,000)	(29,802,000)

Total liabilities, convertible preferred stock and shareholders’ deficit	$9,836,000	$5,049,000

The accompanying notes are an integral part of these consolidated financial statements.

Divio, Inc.

Consolidated Statements of Operations

	Years Ended September 30,

	2001	2002

Revenue	$5,644,000	$4,466,000
Cost of revenue	2,704,000	2,668,000

Gross profit	2,940,000	1,798,000

Operating expenses:
Research and development (including $669,000 and $417,000 of stock-based compensation)	6,960,000	7,465,000
Selling, general and administrative (including $334,000 and $557,000 of stock-based compensation)	3,074,000	3,266,000

	10,034,000	10,731,000

Loss from operations	(7,094,000)	(8,933,000)
Interest and other income, net	264,000	63,000

Net loss	$(6,830,000)	$(8,870,000)

The accompanying notes are an integral part of these consolidated financial statements.

Divio, Inc.

Consolidated Statements of Shareholders’ Deficit

	Common Stock		Deferred
			Stock-Based	Accumulated
	Shares	Amount	Compensation	Deficit	Total

Balance at September 30, 2000	2,368,000	$3,105,000	$(1,848,000)	$(17,420,000)	$(16,163,000)
Issuance of common stock upon exercise of stock options	241,000	56,000	—	—	56,000
Deferred stock-based compensation related to stock options granted	—	1,803,000	(1,803,000)	—	—
Reversal of deferred stock-based compensation related to stock options canceled	—	(791,000)	791,000	—	—
Amortization of deferred stock-based compensation	—	—	1,003,000	—	1,003,000
Net loss	—	—	—	(6,830,000)	(6,830,000)

Balance at September 30, 2001	2,609,000	4,173,000	(1,857,000)	(24,250,000)	(21,934,000)
Issuance of common stock upon exercise of stock options	15,000	28,000	—	—	28,000
Deferred stock-based compensation related to stock options granted	—	620,000	(620,000)	—	—
Reversal of deferred stock-based compensation related to stock options canceled	—	(91,000)	91,000	—	—
Amortization of deferred stock-based compensation	—	—	974,000	—	974,000
Net loss	—	—	—	(8,870,000)	(8,870,000)

Balance at September 30, 2002	2,624,000	$4,730,000	$(1,412,000)	$(33,120,000)	$(29,802,000)

The accompanying notes are an integral part of these consolidated financial statements.

Divio, Inc.

Consolidated Statements of Cash Flows

	Years Ended September 30,

	2001	2002

Cash flows from operating activities:
Net loss	$(6,830,000)	$(8,870,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	440,000	525,000
Loss on disposal of property and equipment	72,000	—
Amortization of deferred stock-based compensation	1,003,000	974,000
Changes in assets and liabilities:
Accounts receivable	(49,000)	690,000
Inventory	(409,000)	765,000
Prepaid and other current assets	(210,000)	(52,000)
Other assets	(56,000)	(6,000)
Accounts payable	(285,000)	388,000
Accrued expenses and other liabilities	(22,000)	481,000

Net cash used in operating activities	(6,346,000)	(5,105,000)

Cash flows from investing activities:
Acquisition of property and equipment	(772,000)	(748,000)

Net cash used in investing activities	(772,000)	(748,000)

Cash flows from financing activities:
Proceeds from issuance of convertible preferred stock, net of issuance costs	13,052,000	2,212,000
Net repayments on lines of credit	(1,200,000)	—
Repayments of note payable to shareholder	(300,000)	—
Proceeds from issuance of common stock	56,000	28,000

Net cash provided by financing activities	11,608,000	2,240,000

Net increase (decrease) in cash and cash equivalents	4,490,000	(3,613,000)
Cash and cash equivalents at beginning of period	1,151,000	5,641,000

Cash and cash equivalents at end of period	$5,641,000	$2,028,000

Supplemental cash flow disclosures:
Interest paid	$18,000	$—
Taxes paid	$18,000	$25,000

The accompanying notes are an integral part of these consolidated financial statements.

Divio, Inc.
Notes to Consolidated Financial Statements

1.	The Company and a Summary of Significant Accounting Policies

Divio, Inc. (the “Company”) was incorporated in California on August 25, 1995. The Company designs and develops semiconductor devices used for processing digital video applications.

Management’s use of estimates and assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The consolidated financial statements include the financial statements of Divio and its wholly-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated. The functional currency for the Company’s foreign subsidiaries is the U.S. dollar.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist principally of bank and money market deposit accounts and commercial paper that is stated at amortized cost, which approximates fair value.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash primarily in checking and money market accounts and commercial paper.

Inventory

Inventories are stated at the lower of cost or market with cost being determined using the first-in, first-out method.

Property and equipment

Property and equipment consist primarily of computers and purchased software and are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to five years. Expenditures for repairs and maintenance are charged to expense as incurred. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in the statement of operations.

Revenue recognition

Revenue from product sales to original equipment manufacturers and from sales to distributors who have no, or limited, product return rights and no price protection rights, is recognized upon shipment net of allowances for estimated returns. When distributors have rights to return products or price protection rights, the Company defers revenue recognition until the time the distributor sells the product to the end customer. Upon shipment by the Company, amounts billed to distributors with rights to product returns or price protection rights are included as accounts receivable, inventory is relieved, the sale and cost of sale is deferred and the net amount reflected as a current liability until the merchandise is sold to the end customer by the distributors.

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

Stock-based compensation

The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees.” Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company’s stock at the date of grant over the stock option exercise price. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” Expense, if any, associated with stock-based awards is amortized on a straight-line basis over the vesting period of the individual award.

All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force Issue (“EITF”) No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Under SFAS 123 and EITF 96-18, stock option awards issued to non-employees are accounted for at fair value using the Black-Scholes option pricing model. The Company believes that the fair value of the stock options are more reliably measured than the fair value of the services received.

Had compensation cost for the Company’s stock-based compensation plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company’s net loss would have been increased to the pro forma amounts indicated below:

	Years Ended September 30,

	2001	2002

Net loss, as reported	$(6,830,000)	$(8,870,000)
Add: Stock based compensation included in reported net loss	1,003,000	974,000
Deduct: Total stock-based compensation expense determined under fair value method for all awards granted	(1,134,000)	(1,165,000)

Pro forma net loss	$(6,961,000)	$(9,061,000)

The fair value of each option granted under our stock option plans is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

	Employee Stock Option Plans
	Years Ended September 30,

	2001	2002

Expected dividend yield	0.0%	0.0%
Weighted average risk-free rate	5.2%	4.3%
Expected volatility	0.0%	0.0%
Weighted average expected life (in years)	4.0	4.0

The weighted average grant date fair values per share under SFAS 123 of options granted during fiscal 2001 and 2002 were $1.84 and $1.46, respectively.

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

Recent accounting pronouncements

In April of 2002, the Financial Accounting Standards Board (FASB) issued SFAS 145, Rescission of No. 4, 44 and 64, Amendment of No. 13, and Technical Corrections, which is effective for fiscal years beginning after May 15, 2002. Under SFAS 145, gains and losses from the extinguishment of debt should be classified as extraordinary items only if they meet the criteria of APB No. 30. SFAS 145 also addresses financial accounting and reporting for capital leases that are modified in such a way as to give rise to a new agreement classified as an operating lease. The Company believes that the adoption of SFAS 145 will not have a material impact on the consolidated financial position or results of the operations of the Company.

In June of 2002, the FASB issued Statement of Financial Accounting Standards No. 146 (SFAS 146), Accounting for Costs Associated with Exit or Disposal Activities, which is effective for exit or disposal activities initiated after December 31, 2002. SFAS 146 nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). Under SFAS 146, a liability is required to be recognized for a cost associated with an exit or disposal activity when the liability is incurred. SFAS 146 applies to costs associated with an exit activity that does not involve an entity newly acquired in a business combination or with a retirement or disposal activity covered by SFAS 143, Accounting for Asset Retirement Obligations, and No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company believes that the adoption of SFAS 146 will not have a material impact on the consolidated financial position or results of the operations of the Company.

Comprehensive loss

For the years ended September 30, 2001 and 2002, there were no elements of comprehensive loss except for the net loss.

Divio, Inc.

Notes to Consolidated Financial Statements
(Continued)

2.	Balance Sheet Components

	September 30,

	2001	2002

Inventory:
Work in process	$1,346,000	$987,000
Finished goods	406,000	—

	$1,752,000	$987,000

Property and equipment:
Furniture and fixtures	$39,000	$39,000
Computer equipment	1,175,000	1,541,000
Machinery and equipment	345,000	379,000
Software	1,905,000	2,243,000

	3,464,000	4,202,000
Less: Accumulated depreciation	(2,650,000)	(3,165,000)

	$814,000	$1,037,000

Accrued expenses and other liabilities:
Accrued compensation costs	$173,000	$254,000
Accrued professional fees	94,000	169,000
Accrued product test fees	—	316,000
Other	18,000	27,000

	$285,000	$766,000

3.	Income Taxes

No provision for federal or state income taxes was recorded for the years ended September 30, 2001 and 2002 as the Company incurred a loss in each of the two years.

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

The components of the deferred tax assets are as follows:

	September 30,

	2001	2002

Net operating loss carryforward	$7,547,000	$9,719,000
Research and development and other credit carryforwards	1,562,000	1,794,000
Accrued liabilities not currently deductible	190,000	404,000
Capitalized research and development expenses	307,000	1,050,000
Other	78,000	84,000

	9,684,000	13,051,000
Less: Valuation allowance	(9,684,000)	(13,051,000)

	$—	$—

The Company has provided a valuation allowance for the full amount of deferred tax assets because of uncertainty regarding their realization. At September 30, 2002, the Company had federal and state net operating loss carryforwards of approximately $27,653,000 and $5,437,000, respectively. The Company also had federal and state research and development tax credit carryforwards of $1,039,000 and $1,004,000, respectively. The federal net operating loss and research and development tax credit carryforwards will expire on various dates from 2011 through 2022, if not utilized. The state net operating loss carryforward will expire on various dates from 2005 through 2013, if not utilized. The utilization of net operating loss and tax credit carryforwards may be limited in the event of cumulative stock ownership changes of more than 50% over a three-year period.

4.	Convertible Preferred Stock

			Shares
		Shares	Outstanding	Original
	Original	Authorized at	at	Issuance			Balance at
	Issue	September 30,	September 30,	Price per	Gross	Issuance	September 30,	Liquidation
Series	Date	2002	2002	Share	Proceeds	Costs	2002	Value

A	October 1995	2,020,000	2,020,000	$0.33	$672,000	$—	$672,000	$672,000
B	November 1996	2,716,667	2,716,667	0.75	2,038,000	21,000	2,017,000	2,038,000
C	November 1997	4,392,400	4,392,400	2.50	10,981,000	38,000	10,943,000	10,981,000
D	May 1999	1,480,500	1,480,500	3.00	4,441,000	—	4,441,000	4,441,000
E	November 2000	3,290,750	3,290,750	4.00	13,164,000	112,000	13,052,000	13,164,000
F	July 2002	2,250,000	501,000	4.50	2,255,000	43,000	2,212,000	2,255,000

		16,150,317	14,401,317		$33,551,000	$214,000	$33,337,000	$33,551,000

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

The rights, preferences and restrictions of the Series A, B, C, D, E and F convertible preferred stock (“preferred stock”) are as follows:

Conversion

Each share of preferred stock is convertible by the holder into the number of shares of common stock as is determined by dividing the original issue price of the preferred stock by the “conversion price.” The respective initial per share conversion prices are $0.33 for Series A preferred stock, $0.75 for Series B preferred stock, $2.50 for Series C preferred stock, $3.00 per share for Series D preferred stock, $4.00 per share for Series E preferred stock and $4.50 per share for Series F preferred stock. The initial conversion price is subject to subsequent adjustment to give effect to certain dilutive events that may occur. At September 30, 2002, the conversion rate was one for one. Such conversion is automatic upon the effective date of a public offering of common stock with a per share price of at least $6.00 and for which the aggregate proceeds equal at least $20,000,000.

Dividends

Holders of Series A, B, C, D, E and F preferred stock are entitled to receive noncumulative dividends at an annual rate of 7%, when and as declared by the Board of Directors. No dividends have been declared from August 25, 1995 (inception) through September 30, 2002.

Voting The holders of each share of preferred stock have the same number of votes as the number of shares of common stock into which such preferred stock may be converted.

Liquidation and redemption

In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owner of the Company’s common stock and preferred stock do not own more than 50% of the voting power of the surviving entity, the holders of Series A, B, C, D, E and F preferred stock are entitled to a per share distribution in preference to holders of common stock. This per share distribution is equal to the original issue price of $0.33, $0.75, $2.50, $3.00, $4.00 and $4.50, respectively, plus any declared but unpaid dividends. In the event funds are insufficient to make a complete distribution to the holders of Series A, B, C, D, E and F preferred stock, as described above, distribution shall be prorated among the holders of preferred stock based on the total preferential amount owed to each holder. After payment of the preferential amount to the holders of preferred stock, the remaining assets available for distribution shall be distributed ratably among all holders of preferred stock and holders of common stock based on the number of shares of common stock held by each holder as if all preferred stock has been converted.

Warrants

In March 1997, in connection with a loan agreement, the Company issued a warrant to a bank to purchase up to 10,000 shares of Series C preferred stock at an exercise price of $3.00 per share, which expired unexercised in March 2002. Management determined the value of this warrant at the time of issuance was immaterial.

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

5.	Common Stock Warrants

In June of 2000, in connection with obtaining legal services, the Company issued warrants to purchase 150,000 shares of common stock for $1.80 per share. Such warrants are outstanding at September 30, 2002 and expire in June 2005. Using the Black-Scholes pricing model, the Company determined the fair value of the warrants was $287,000. This amount was charged to selling, general and administrative expense upon issuance of the warrants.

In June of 2000, in connection with a revolving line of credit, the Company issued warrants to purchase 50,000 shares of common stock for $3.00 per share. Such warrants are outstanding at September 30, 2002 and expire in June 2005. Using the Black-Scholes pricing model, the Company determined the fair value of the warrants was $33,000. The amount was charged to interest expense during the year ended September 30, 2000.

6.	Stock Option Plan

A Stock Option Plan (the “1996 Stock Plan”) was approved by the Board of Directors on October 5, 1996. Under the 1996 Stock Plan, incentive and nonqualified stock options may be granted to employees and consultants for up to 4,875,000 shares of common stock. Incentive stock options are granted at a price not less than 100% of the fair market value of the Company’s common stock and at a price of not less than 110% of the fair market value for grants to any person who owned more than 10% of the voting power of all classes of stock on the date of grant. Nonqualified stock options are granted at a price not less than 85% of the fair market value of the common stock and at a price not less than 110% of the fair market value for grants to a person who owned more than 10% of the voting power of all classes of stock on the date of the grant. Options granted under the 1996 Stock Plan generally vest over four years and are exercisable in not more than ten years.

Deferred stock-based compensation is recorded when the exercise price of an option is less than the fair value of the common stock on the date of grant. The Company recorded deferred stock-based compensation of $1,803,000 and $620,000 during the years ended September 2001 and 2002, respectively.

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

The following table summarizes option activity during the years ended September 30, 2001 and 2002:

		Options Outstanding

			Weighted
	Options		Average
	Available	Number	Exercise
	for Grant	of Shares	Price

Balance at September 30, 2000	1,195,000	2,277,000	$0.97
Granted	(1,546,000)	1,546,000	2.22
Exercised	—	(241,000)	0.23
Canceled	1,192,000	(1,192,000)	1.59

Balance at September 30, 2001	841,000	2,390,000	1.55
Granted	(572,000)	572,000	2.52
Exercised	—	(15,000)	1.80
Canceled	317,000	(317,000)	1.73

Balance at September 30, 2002	586,000	2,630,000	$1.75

The following table summarizes information about stock options outstanding at September 30, 2002:

Options Outstanding				Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life (in Years)	Price	Exercisable	Price

$0.03	55,000	4.01	$0.03	55,000	$0.03
0.10	160,000	4.87	0.10	160,000	0.10
0.25	11,000	5.14	0.25	11,000	0.25
0.50	182,000	6.86	0.50	182,000	0.50
0.63	10,000	6.39	0.63	9,000	0.63
0.85	32,000	6.56	0.85	28,000	0.85
0.95	277,000	7.33	0.95	206,000	0.95
1.60	114,000	7.47	1.60	76,000	1.60
1.80	326,000	7.79	1.80	196,000	1.80
2.05	670,000	8.29	2.05	353,000	2.05
2.60	793,000	8.93	2.60	224,000	2.60

$0.03-2.60	2,630,000	7.85	$1.75	1,500,000	$1.41

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

7.	Employee Benefit Plan

The Company has a savings plan, which qualifies under Section 401(k) of the Internal Revenue Code. Under the plan, participating employees may defer up to 15% of their pretax salary, but not more than statutory limits. There were no company matching contributions made for the fiscal years ended September 30, 2001 and 2002.

8.	Commitments

The Company leases its facility under a noncancelable operating lease agreement which expired in January 2003. Additionally, the Company leases equipment under noncancelable operating leases which expire in 2003 and 2005. Future minimum lease payments as of September 30, 2002 are as follows:

Years Ending
September 30,
2003	$139,000
2004	4,000
2005	2,000

$145,000

Rent expense for the years ended September 30, 2001 and 2002 was $462,000 and $663,000, respectively.

9.	Significant Customers

The following table sets forth sales to customers comprising 10% or more of the Company’s total revenues and accounts receivable:

	Revenues for the		Accounts Receivable at
	Year Ended September 30,		September 30,

	2001	2002	2001	2002

Customer A	12%	—	—	19%
Customer B	—	—	27%	—
Customer C	11%	37%	43%	67%
Customer D	—	—	—	12%
Customer E	—	—	16%	—
Customer F	15%	—	—	—

Divio, Inc.
Notes to Consolidated Financial Statements
(Continued)

10.	Line of Credit

In November 2001, the Company entered into an agreement for a revolving line of credit with a bank, which provides for borrowing in aggregate up to $2,500,000. In May 2002, the Company agreed to a change in terms of this agreement. Under this line of credit facility, the Company can borrow $500,000 plus 85% of eligible accounts receivable. The line of credit is collateralized by the Company’s assets and bears interest at the prime rate (4.75% at September 30, 2002) plus 1.50%. Under the terms of the line of credit, the Company is required to maintain certain financial ratios and to comply with other financial covenants. The line expired on March 31, 2003. As of September 30, 2002, there were no borrowings outstanding under this line of credit.

11.	Subsequent Events

On June 3, 2003, the Company’s articles of incorporation were amended to authorize and issue 25,067,984 shares of preferred stock in aggregate, of which 10,666,667 shares were designated as Series G convertible preferred stock. On June 16, 2003, the Company completed an additional financing of $3,609,000 by issuing 4,811,586 shares of Series G convertible preferred stock at a price of $0.75 per share. The aggregate proceeds included conversion of $1.1 million in convertible debt raised in March 2003. The rights, preferences and privileges of the holders of Series G preferred stock are similar to those of the holders of preferred stock outstanding prior to Series G.

On August 15, 2003, ESS Technology, Inc. (“ESS”), a publicly listed company, purchased all the outstanding shares of the Company for $27.1 million in cash, of which 10% is held in escrow to compensate ESS for certain indemnifications made by the Company. The escrow period is expected to last approximately 12 months.